CONSENT AND WAIVER

This Consent and Waiver (this “Consent”) is made as of May 12, 2014 and is by and between TWIN DISC, INCORPORATED, a Wisconsin corporation (the “Borrower”), and BMO HARRIS BANK N.A., successor-by-merger to M&I Marshall & Ilsley Bank ("BMO").

A.           The Borrower and BMO have entered into an Amended and Restated Loan Agreement dated as of May 13, 2011 (as amended, supplemented or otherwise modified through the date hereof, the “Loan Agreement”).  Any terms which are used herein but are not defined herein shall have the meaning for such terms as set forth in the Loan Agreement.

B.           The Borrower has requested that BMO consent to certain changes to, and waive certain provisions of, the Loan Agreement on the terms and conditions set forth below.

1. Consent and Waiver.  The Borrower has informed BMO that the Borrower will not be able to deliver to BMO (a) the consolidated balance sheet of Borrower and its consolidated Subsidiaries and the consolidated statements of income and surplus of the Borrower and its consolidated Subsidiaries (collectively, the "Financial Statements") for its fiscal quarter ending March 28, 2014, as required under Section 5.4(a) of the Loan Agreement, and (b) the Officer's Certificate demonstrating Borrower's calculation and analysis as to financial covenant compliance, as required under Section 5.4(c) of the Loan Agreement, within the applicable time periods as required under the Loan Agreement which would require delivery of the items under clause (a) above within 30 days after the end of such quarter and delivery of the items under clause (b) above within 45 days after the end of such quarter.  BMO agrees that the Borrower's failure to deliver the Financial Statements and the Officer's Certificate within 30 and 45 days, respectively, after the end of the quarter ending March 28, 2014 shall not constitute an Event of Default under the Loan Agreement provided that (i) the Borrower shall deliver to BMO the Financial Statements required by Section 5.4(a) of the Loan Agreement by no later than June 20, 2014 and Borrower shall deliver to BMO the Officer's Certificate required by Section 5.4(c) of the Loan Agreement by no later than June 20, 2014, and (ii) if the Borrower is obligated to deliver the same Financial Statements to any creditor under the Prudential Agreement or to any other creditor (including, without limitation, Wells Fargo Bank, National Association) under any other loan agreements or documents which evidence Permitted Indebtedness, Borrower shall obtain a similar consent and waiver pertaining to the delayed delivery of such Financial Statements as necessary from all such other creditors so as to remain in compliance with and avoid an event of default under the Prudential Agreement and all other documents which evidence Permitted Indebtedness.

The Borrower acknowledges and agrees that any failure to comply with the provisions of this Section 1 shall constitute an immediate Event of Default under the Loan Agreement and that upon such occurrence, BMO shall have all rights and remedies set forth in the Loan Agreement with respect to such Event of Default.

This Consent is only a consent to the transactions as described in this Consent and a waiver of the specific covenants specified in this Consent for the transactions as specified in this Consent.  Nothing contained in this Consent shall be construed as a waiver of these or any other covenants for any subsequent period or any other waiver of any covenant contained in the Loan Agreement.

2. Representations, Warranties and Acknowledgements.  The Borrower hereby confirms that each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and that No Default or Event of Default has occurred and is continuing as of the date hereof.

3. Effective Date.  This Consent shall become effective upon the execution and delivery hereof by the Borrower and BMO.

4. Reference to and Effect Upon the Loan Agreement.

(a) Except as specifically waived and consented to above, the Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed by Borrower.

(b) The execution, delivery and effectiveness of this Consent shall not operate as a waiver of any right, power or remedy of BMO under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein.

5. GOVERNING LAW.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN, WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

6. Headings.  Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purposes.

7. Counterparts.  This Consent may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year first above written.

TWIN DISC, INCORPORATED,
Borrower

By:
Its:

BMO HARRIS BANK N.A.

By:
Its:

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